Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Astro Aerospace Ltd.

Lewisville, TX

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 29, 2020, relating to the consolidated financial statements of Astro Aerospace Ltd., which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

December 10, 2020